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                                                                    Exhibit 99.1
                                                                    ------------

                             Dated: January 15, 1998

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH SUCH LAWS.

No. of Shares: __________                                      Warrant No. ____

                                     WARRANT
                             (____________________)

                           To Purchase Common Stock of

                                 OMNICARE, INC.

                            Expiring January 15, 2001

         This certifies that, for value received, ____________________ is entitled to purchase from OMNICARE, INC., a Delaware corporation (the "Company"), at any time after 3:00 P.M. Eastern Standard Time, January 15, 1999, and on or before 3:00 P.M. Eastern Standard Time, January 15, 2001, _______________ (__________) shares of Common Stock of the Company at a Purchase Price of $30.8438 per share in lawful money of the United States of America. The number of shares of Common Stock purchasable hereunder, and the Purchase Price therefor, are subject to adjustment as hereinafter set forth in Section 5.

         SECTION 1. DEFINITIONS. For all purposes of this Warrant the following terms shall have the meanings indicated:

                  "INITIAL PURCHASE PRICE" shall mean the initial purchase price of $30.8438 per share of Common Stock as hereinbefore set forth.

                  "PURCHASE PRICE" shall mean the Initial Purchase Price or the Initial Purchase Price as adjusted from time to time pursuant to the provisions of Section 5 hereof.

                  "COMMISSION" shall mean the United States Securities and Exchange Commission.

                  "COMMON STOCK" shall mean the shares of One Dollar ($1.00) par value common stock of the Company.

                  "COMPANY" shall mean Omnicare, Inc., a Delaware corporation, and any entity which shall succeed to, or assume, the obligations of said corporation hereunder.



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                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "SECURITIES ACT" shall mean the Securities Act of 1933 and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "TRANSFER" as used in Section 4 shall include any disposition of any Warrants or Warrant Shares, or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act.

                  "WARRANT" shall mean this Warrant and all Warrants issued in exchange, transfer or replacement hereof.

                  "WARRANT SHARES" shall mean the shares of Common Stock purchased or purchasable by the registered holder of this Warrant upon the exercise hereof.

         All terms used in this Warrant which are not defined in Section 1 have the meanings respectively set forth therefor elsewhere in this Warrant.

         SECTION 2. EXERCISE OF WARRANT. This Warrant may be exercised at any time and from time to time between January 15, 1999 and January 15, 2001. In order to exercise this Warrant in whole or in part, the registered holder hereof shall complete the "Notice of Intention to Exercise Warrant" attached hereto (the "Notice Form"), and deliver to the Company or its designated agent this Warrant and cash in an amount equal to the then aggregate Purchase Price of the shares of Common Stock being purchased at its office or agency in Cincinnati, Ohio (or such other office or agency of the Company as the Company may designate by notice in writing to the holder of this Warrant). Upon receipt thereof, the Company shall, as promptly as practicable, execute and deliver to such holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Notice Form, all of which shares shall be duly and validly authorized and issued, fully paid and nonassessable. Each stock certificate so delivered shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such stock certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock covered by this Warrant.

         SECTION 3. OWNERSHIP OF THIS WARRANT. (a) The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 3.



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                  (b) EXCHANGE, TRANSFER AND REPLACEMENT. Subject to Section 4,
this Warrant is exchangeable, upon the surrender hereof by the registered holder to the Company at its office or agency described in Section 2, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the registered holder at the time of such surrender. Subject to the restrictions set forth in Section 4, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant duly endorsed, at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of an agreement of indemnity (without security therefor), and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3.

         SECTION 4.  SECURITIES LAW RESTRICTIONS AND PROVISIONS.

                  (a) INVESTMENT REPRESENTATION - TRANSFER RESTRICTIONS. By acceptance hereof, the holder hereof warrants and represents that such holder is acquiring the Warrant or Warrant Shares for such holder's own account for investment only and not with a view to the public distribution thereof. This Warrant shall not be assigned, sold, hypothecated or Transferred except in compliance with the terms hereof. Neither this Warrant nor the related Warrant Shares shall be transferable except upon the conditions specified in this
Section 4, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the Transfer of this Warrant or such Warrant Shares. The holder of this Warrant agrees that such holder will not, prior to delivery to the Company of an opinion of counsel selected by the Company to the effect that registration under the Securities Act and any applicable state securities laws is not required, or until registration of such Warrants and/or Warrant Shares under the Securities Act and any applicable state securities law has become effective, Transfer this Warrant or the related Warrant Shares.

                  (b) EXERCISE IN THE ABSENCE OF REGISTRATION. The holder of this Warrant may exercise this Warrant in whole or in part at any time under the provisions hereof. In the event the holder elects to exercise this Warrant in the absence of the prior registration of the Warrant Shares by the Company under the Securities Act and/or any applicable state securities law, then all Warrant Shares so purchased without registration shall constitute restricted securities within the meaning of Rule 144 promulgated under the Securities Act, and any certificate representing such shares shall bear an appropriate legend to that effect.


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                  (c) PIGGYBACK REGISTRATION RIGHTS. The Company shall have no obligation to register or attempt to register under the Securities Act or any state securities law either (i) this Warrant for future Transfer by the holder hereof, or (ii) all or any of the Warrant Shares, either before or after the exercise of this Warrant by the holder. However, in the event the Company chooses for any reason to file a registration statement under the Securities Act on Form S-1, S-2, or S-3 involving the sale of the Company's securities to the public (other than in connection with an exchange offer with the securities holders of another entity), the Company shall notify the holder hereof of such proposed filing at least fifteen (15) days in advance thereof, and the holder hereof shall have the right to cause the Company to include, at the Company's expense (provided that all selling expenses relating to such shares shall be the holder's responsibility) any Warrant Shares in such registration statement, either for sale to the holder upon exercise hereof or for sale by the holder if the holder has theretofore exercised this Warrant and obtained restricted stock. If the Company does not receive, within seven days of the date of its notice to the holder, a notice from the holder stating that the holder wishes to include Warrant Shares in such registration statement, then the holder shall be deemed to have declined to exercise the piggyback registration rights herein granted. This right shall exist from the date of this Warrant until the later of the expiration of this Warrant as set forth above or two years after the date of any exercise of this Warrant in the absence of registration of the Warrant Shares under the Securities Act as contemplated in paragraph (b) of this Section 4.

         SECTION 5. ADJUSTMENT PROVISIONS. If the Company shall at any time during the term hereof subdivide its outstanding Common Stock by recapitalization, reclassification, stock split or other subdivision, the number of Warrant Shares subject to exercise hereunder immediately prior to such action shall be proportionately increased and the Purchase Price proportionately decreased, and if the Company shall at any time combine its outstanding Common Stock by recapitalization, reclassification, reverse stock split or other combination, the number of Warrant Shares subject to exercise hereunder immediately prior to such combination shall be proportionately decreased and the Purchase Price proportionately increased.

         SECTION 6. RESERVATION OF SHARES. During the term of this Warrant, the Company shall at all times reserve and keep available from its authorized but unissued or treasury shares such number of shares of its Common Stock as shall be issuable upon exercise of this Warrant.

         SECTION 7. NOTICES. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be in writing, shall be delivered at, or sent by certified or registered mail to the holder at the last address shown on the books of the Company maintained for the registry and transfer of this Warrant, and shall be effective upon receipt. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, at 2800 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202, Attention: President, or such other address as shall have been furnished to the holder hereof by the Company, and shall be effective upon receipt.

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         SECTION 8. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY. This
Warrant shall not entitle any holder hereof to any of the rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         SECTION 9. LAW GOVERNING. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         SECTION 10. MISCELLANEOUS. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

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         IN WITNESS WHEREOF, Omnicare, Inc. has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of the 15th day of January, 1998.


                                 OMNICARE, INC.



                                 By:
                                    --------------------------------
                                       Cheryl D. Hodges
                                       Senior Vice President




                                   ACCEPTANCE
                                   ----------

         ____________________ hereby accepts the foregoing Warrant and agrees with all terms and conditions set forth therein.



Dated as of: January 15, 1998
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                     Notice of Intention to Exercise Warrant
                     ---------------------------------------


         The undersigned holder of this Warrant hereby exercises its right to exchange this Warrant for the number of shares of Common Stock of Omnicare, Inc. shown below in accordance with the terms hereof and directs that (i) such shares be issued and delivered to the undersigned as provided by the terms of this Warrant, and that (ii) a certificate representing the number of shares covered by this Warrant which shall thereafter remain outstanding, if any, also be delivered to the undersigned. This notice is accompanied by the Aggregate Purchase Price shown below.

Number of shares as to which exercised:
                                        --------------
Aggregate Purchase Price: $
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Dated as of:
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